EXHIBITS 5.1 AND 23.2

LAW OFFICES OF ROBERT O. KNUTSON

Attorney at Law

9372 Creekwood Drive		(952) 210-3105
Eden Prairie, MN 55347		email:silkroad55344@yahoo.com
December 28, 2016

FISION Corporation

430 First Avenue North, Suite 620

Minneapolis, MN 55401

Re:	Registration Statement on Form S-1 (the “Registration Statement”) of
FISION Corporation (the “Company”) (File No.333-214341)

Ladies and Gentlemen:

I have acted as counsel for the Company in connection with the Registration Statement filed on October 31, 2016 with the Securities and Exchange Commission (the “SEC”) and any amendments thereof, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for a public offering of an aggregate of 6,841,669 shares of the Company’s common stock (the “Registerable Shares”). This opinion is being furnished in accordance with the requirements of Regulation S-K under the Securities Act.

I have examined the originals or certified copies of such corporate records of the Company, a Delaware corporation, and other certificates and documents of officers of the Company, public officials and others as I have deemed appropriate for purposes of this opinion. I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies. I have also relied, without independent investigation, upon certificates of public officials and officers of the Company, all of which I assume to be true, correct and complete.

Based upon the foregoing, and subject to qualifications and limitations stated herein, I am of the opinion that the Registerable Shares are, or upon issuance will be, validly issued, fully paid, and non-assessable, in conformity with the Delaware General Corporation Law and its relevant statutory provisions.

I also hereby consent to the inclusion of this opinion in the Registration Statement or amendments thereto, filed with the SEC, and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Sincerely,

/s/ Robert O. Knutson

Attorney at Law